Exhibit 10.4

AMENDMENT TO TRADESTATION GROUP, INC. EMPLOYEE STOCK

PURCHASE PLAN

AMENDMENT, dated December 16, 2005, to TRADESTATION GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN, assumed and adopted by TradeStation Group, Inc. pursuant to that certain Agreement and Plan of Merger and Reorganization dated January 19, 2000, for which a registration statement on Form S-8 was filed with the Securities and Exchange Commission on January 5, 2001 (the “Plan”).

WHEREAS, the Board of Directors of TradeStation Group, Inc., at a meeting held December 13, 2005, authorized and directed that the Purchase Price definition in the Plan be amended.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Purchase Price. Effective for all future Offering Periods under the Plan, beginning with the Offering Period that commences January 1, 2006, the definition of Purchase Price under the Plan shall be as follows:

“Purchase Price” shall mean an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date, rounded up to the nearest One Cent ($0.01).

2.	Capitalized Terms. Capitalized terms used herein, which are not herein defined, shall have the respective meanings ascribed to them in the Plan.

3.	No Other Amendments. Except as set forth in this Amendment, the Plan remains unmodified and of full force and effect.

IN WITNESS WHEREOF, the Plan has been amended as herein set forth on the date first above written.

TRADESTATION GROUP, INC.

By:	/s/ Marc J. Stone
Marc J. Stone, General Counsel